As filed with the Securities and Exchange Commission on April 4, 2024
Registration No. 333_____-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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A. O. Smith Corporation
(Exact name of registrant as specified in its charter)
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Delaware	39-0619790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11270 West Park Place Milwaukee, Wisconsin	53224-9508
(Address of principal executive offices)	(Zip Code)
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A. O. Smith Combined Incentive Compensation Plan
(Full title of the plan)
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Copy to:

James F. Stern, Esq.
Executive Vice President, General Counsel and Secretary	Patrick G. Quick, Esq.
A. O. Smith Corporation	Foley & Lardner LLP
11270 West Park Place	777 East Wisconsin Avenue
Milwaukee, Wisconsin 53224-9508	Milwaukee, Wisconsin 53202
(414) 359-4000	(414) 271-2400
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☒             Accelerated filer ☐
Non-accelerated filer ☐            Smaller reporting company ☐
            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 2,400,000 additional shares of Common Stock, $1 par value per share, of A. O. Smith Corporation (the “Company”) in connection with the A. O. Smith Combined Incentive Compensation Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (Reg. Nos. 333-92428, 333-144950 and 333-170436), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description
(4.1)	A. O. Smith Combined Incentive Compensation Plan, incorporated by reference to Exhibit A of the Proxy Statement filed on March 6, 2020 for the 2020 Annual Meeting of Stockholders.

(4.2)
Restated Certificate of Incorporation of A. O. Smith Corporation as amended through April 11, 2016, incorporated by reference to Exhibit 3i(b) in the quarterly report on Form 10-Q for the quarter ended March 31, 2016.

(4.3)	By-laws of A. O. Smith Corporation as amended October 10, 2019, incorporated by reference to Exhibit 3.1 in the current report on Form 8-K dated October 16, 2019.

(4.5)
Amended and Restated Credit Agreement, dated as of December 12, 2012, among A. O. Smith Corporation, A. O. Smith Enterprises Ltd., A. O. Smith International Holdings B.V., and the financial institutions and agents party thereto, incorporated by reference to Exhibit 4.1 in the current report on Form 8-K dated December 12, 2012.

(4.6)
Amendment No. 1 dated as of December 15, 2016, to the Amended and Restated Credit Agreement, dated as of December 12, 2012, among A. O. Smith Corporation, A. O Smith Enterprises Ltd., A. O. Smith International Holdings B.V., and the financial institutions and agents party thereto, incorporated by reference to Exhibit 4(c) in the annual report on Form 10-K for the fiscal year ended December 31, 2016.

(4.7)
Amendment No. 2 dated as of April 1, 2021, to the Amended and Restated Credit Agreement, dated as of December 12, 2012, among A. O. Smith Corporation, A. O Smith Enterprises Ltd., A. O. Smith International Holdings B.V., and the financial institutions and agents party thereto, incorporated by reference to Exhibit 10.1 in the quarterly report on Form 10-Q for the quarter ended March 31, 2021.

(4.8)
Amendment No. 3 dated as of May 1, 2023, to the Amended and Restated Credit Agreement, dated as of December 12, 2012, among A. O. Smith Corporation, A. O Smith Enterprises Ltd., A. O. Smith International Holdings B.V., and the financial institutions and agents party thereto, incorporated by reference to Exhibit 10.1 in the quarterly report on Form 10-Q for the quarter ended September 30, 2023.

(4.9)
A. O. Smith Corporation Executive Incentive Compensation Award Agreement (Acceptance Certificates and Terms and Conditions) incorporated by reference to exhibit 10(k) of the annual report on Form 10-K for the fiscal year ended December 31, 2022 (for grants after February 2023).

(5)	Opinion of James F. Stern

(23.1)	Consent of Ernst & Young LLP.

(23.2)	Consent of James F. Stern (contained in Exhibit (5)).

(24)	Power of Attorney (contained on the signature page hereto).

(107)	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 4th day of April, 2024.

A. O. SMITH CORPORATION

By:	/s/ Kevin J. Wheeler
Kevin J. Wheeler Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 4, 2024. Each person whose signature appears below constitutes and appoints Kevin J. Wheeler, Charles T. Lauber and James F. Stern, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Signature

KEVIN J. WHEELER	/s/ Kevin J. Wheeler
Director	Kevin J. Wheeler
Chairman and Chief Executive Officer

CHARLES T. LAUBER	/s/ Charles T. Lauber
Executive Vice President and Chief Financial Officer	Charles T. Lauber

BENJAMIN A. OTCHERE	/s/ Benjamin A. Otchere
Vice President and Controller	Benjamin A. Otchere

RONALD D. BROWN	/s/ Ronald D. Brown
Director	Ronald D. Brown

VICTORIA M. HOLT	/s/ Victoria M. Holt
Director	Victoria M. Holt

DR. ILHAM KADRI	/s/ Dr. Ilham Kadri
Director	Dr. Ilham Kadri

MICHAEL M. LARSEN	/s/ Michael M. Larsen
Director	Michael M. Larsen

CHRISTOPHER L. MAPES	/s/ Christopher L. Mapes
Director	Christopher L. Mapes

AJITA G. RAJENDRA	/s/ Ajita G. Rajendra
Director	Ajita G. Rajendra

MARK D. SMITH	/s/ Mark D. Smith
Director	Mark D. Smith

IDELLE K. WOLF	/s/ Idelle K. Wolf
Director	Idelle K. Wolf